EXHIBIT 10.1


                 LEASE TERMINATION AND ADVANCE PAYMENT AGREEMENT

BY THIS AGREEMENT, dated as of March 23, 2004, GERON CORPORATION, a Delaware corporation with an office at 230 Constitution Drive, Menlo Park, CA 94025 ("Geron"), DAVID D. BOHANNON ORGANIZATION, a California corporation with an office at 60 Hillsdale Mall, San Mateo, CA 94403-3497 ("DDBO") and BOHANNON DEVELOPMENT COMPANY, a California corporation with an office at 60 Hillsdale Mall, San Mateo, CA 94403-3497 ("BDC"), agree as follows:

1. Background. Geron is the tenant and DDBO is the landlord under two real property leases (the "Leases"): a lease dated January 20, 1993 to the premises at 200 Constitution Drive, Menlo Park, California, as amended and extended (the "200 Lease"), a lease dated March 25, 1996 to the premises at 230 Constitution Drive, Menlo Park, California, as amended and extended (the "230 Lease"). Geron is the tenant and BDC is the landlord under a lease dated March 7, 2000 to the premises at 255 Constitution Drive, Menlo Park, California, as amended (the "255 Lease"). Each of the Leases requires Geron to pay the landlord monthly rent, in cash. Geron wishes to make advance payments of rent on each of the Leases, using shares of Geron's common stock.

2. Termination of 255 Lease. Contemporaneously with the execution of this Agreement, Geron and BDC will execute a lease termination agreement (the "Termination Agreement") in substantially the form of Exhibit A to this Agreement. On or before the second business day after the day on which the Termination Agreement is executed,, Geron will pay in cash the rent for February and March 2004 as provided in the 255 Lease and issue to BDC or its designee shares of common stock with a value equal to $394,290 as provided in Section 4 below. Upon such cash payment and issuance of such shares, the parties agree that Geron will have satisfied all its past, present and future obligations under the 255 Lease, and the 255 Lease shall be deemed terminated i in accordance with the terms of the Termination Agreement.

3. Advance Payment of Rent. On or before the second business day after the day on which this Agreement is executed, Geron will make an advance payment of the aggregate base rent under the 200 Lease and the 230 Lease for the period from February 1, 2004 through July 31, 2008 (the "Payment Period") by issuing to DDBO or its designee shares of Geron's common stock with a value equal to $3,051,950 as provided in Section 4 below. Upon issuance of such shares, the parties agree that Geron will have fully satisfied its obligations with respect to base rent under Sections 2.1 and 2.2 of the 200 Lease and Section 2.1 of the 230 Lease for the Payment Period.

4. Number of Shares; Stock Purchase Agreement. The number of shares to be transferred to BDC and DDBO pursuant to Sections 2 and 3 above (the "Shares") will be calculated using the average of the closing prices on the Nasdaq National Market on the three trading days before the date on which the Shares are issued, and the Shares will be transferred upon execution of, and on the terms and conditions of, a Stock Purchase Agreement between Geron and BDC in substantially the form attached as Exhibit B and a Stock Purchase Agreement between Geron and DDBO in substantially the form attached as Exhibit C.

5. Leases Unchanged. Except as explicitly stated in this Agreement, the 200 Lease and the 230 Lease are unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Advance Payment Agreement as of the date first above written.

                                             GERON CORPORATION

                                             /s/    David L. Greenwood
                                             -------------------------
                                             By:    David L. Greenwood
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                             DAVID D. BOHANNON ORGANIZATION

                                             /s/    Robert L. Webster
                                             ------------------------
                                             By:
                                             Title: Chairman


                                             BOHANNON DEVELOPMENT COMPANY

                                             /s/    Robert L. Webster
                                             ------------------------
                                             By:    Robert L. Webster
                                             Title: President and CEO

                                    EXHIBIT A

                           Lease Termination Agreement



                                    AGREEMENT

         THIS AGREEMENT is made this ____ day of ____________, 2004, by and between BOHANNON DEVELOPMENT COMPANY, a California corporation ("Landlord"), GERON CORPORATION, a Delaware corporation ("Tenant"), and Theme Party Productions, Ltd., a California corporation ("Sublessee").

                                    RECITALS:

         A. Landlord and IPRINT.COM. Inc., as tenant entered into a lease ("Lease") dated March 7, 2000, for certain demised premises located at 255 Constitution Drive, Menlo Park, California, as more particularly described in the Lease.

         B. Tenant acquired its interest in the Lease pursuant to a First Amendment to Lease and Assignment and Assumption of Lease (the "First Amendment") dated December 7, 2001 by and between Landlord, Tenant and IPRINT Technologies, Inc. The Lease, as amended by the First Amendment, is herein collectively referred to as the "Lease".

         C. Pursuant to a Sublease Agreement dated May 1, 2003 (the "Sublease") by and between Tenant and Sublessee, Tenant sublet a portion of the demised premises. Landlord consented to the Sublease pursuant to a Consent of Master Landlord (the "Consent") dated March 7, 2003, by and between Landlord as Master Landlord, Tenant as Sublessor and Sublessee.

         D. The Lease is scheduled to expire on April 30, 2005. Landlord and Tenant now desire to arrange for the early termination of the Lease as of March 31, 2004.

         E. Landlord and Sublessee desire that the Sublease shall remain in effect and Sublessee shall attorn to Landlord pursuant to the provisions of the Consent.

         NOW, THEREFORE, in consideration of the foregoing, as an inducement to Tenant to surrender the Premises and Landlord to accept such surrender, Tenant, Landlord and Sublessee agree as follows:

         1. Tenant will vacate the Premises and surrender possession thereof to Landlord as of March 31, 2004 (the "Termination Date"), and will leave the Premises in the condition called for in the Lease.

         2. Effective on the Termination Date, the above-referenced Lease between Landlord and Tenant shall be, and is hereby, deemed automatically terminated as if the term thereof had expired with the efflux of time. Thereafter, except as hereinbelow provided, neither party shall have any further obligations to the other under said Lease, except that nothing herein shall be construed to relieve Tenant of its obligation to pay all rents and charges due and owing under the Lease which have accrued up to the Termination Date.

         3. In consideration of Landlord's agreeing to the early termination of the Lease, Tenant agrees to pay to Landlord amounts owing pursuant to the Lease Termination and Advance Payment Agreement between Landlord and Tenant of even date herewith.

         4. Tenant hereby warrants and represents to Landlord that except for the Sublease nothing has been done or suffered by Tenant whereby the Lease, the Premises or the estate of Tenant in and to said Premises or any part thereof, have been encumbered in any way whatsoever; the Tenant has good right to surrender the same; and that no one other than Tenant (except for Sublessee) has acquired through or under Tenant any right, title or interest in and to the Lease or the term and estate thereby granted or in and to all or any part of the Premises covered by the Lease including, without limitation, all alterations, installations, additions, and improvements in and to said Premises except for the Sublease.

         5. This termination shall not release any party hereto from liability or obligation under the agreement hereby terminated, whether of indemnity or otherwise, resulting from any acts, omissions or events happening prior to this termination, or thereafter in case by the terms of said agreement it is provided that anything shall or may be done after termination thereof; and Tenant specifically confirms and agrees that its indemnities under the Lease will remain fully in force with respect to any such acts, omissions or events.

         6. Landlord and Sublessee agree that the Sublease shall remain in effect, subject to the provisions of the Lease, which will remain in effect as to Sublessee notwithstanding the termination thereof, except for Base Rent and the computation of Additional Rent which shall be as modified by the Sublessee, all pursuant to the provisions of Paragraph 7 of the Consent.

         7. Sublessee agrees to recognize and attorn to Landlord as the Landlord under the Sublease and agrees to make all payments due under the terms of the Sublease accruing from and after April 1, 2004 directly to Landlord.

         8. Sublessee and Tenant warrant and represent to Landlord that there is no default by either party under the Sublease, nor has any event occurred which with the passage of time would be a default, and that the Sublease is in full force and effect and has not been amended or modified in any respect.

         9. Upon execution of this Agreement, Tenant will remit to Landlord any and all security deposits under the Sublease and any rent paid by Sublessee for any period after March 31, 2004.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

(Tenant)                                      (Landlord)
GERON CORPORATION,                            BOHANNON DEVELOPMENT COMPANY,
a Delaware corporation                        a California corporation

By:   /s/ David L. Greenwood                  By:   /s/ Robert L. Webster
   ----------------------------------            -------------------------------
                                                    President


                                              By:   /s/ Ernest Lotti Jr.
                                                 -------------------------------
                                                    Secretary

(Sublessee)

THEME PARTY PRODUCTIONS, LTD.,
a California corporation


By:   /s/ Jill Bank
   ----------------------------------
      President

                                    EXHIBIT B

                          BDC Stock Purchase Agreement



See EXHIBIT 4.3

                                    EXHIBIT C

                          DDBO Stock Purchase Agreement



See EXHIBIT 4.2